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                                 AMENDMENT NO. 3
                                     TO THE
                           EARLE M. JORGENSEN COMPANY
                  EMPLOYEE CAPITAL ACCUMULATION PLAN AND TRUST


         WHEREAS, the Earle M. Jorgensen Company (the "Company") previously established the Earle M. Jorgensen Company Employee Capital Accumulation Plan effective January 1, 1984 for employees of the Company by the merger of four previously established plans;

         WHEREAS, effective January 1, 1991, certain assets from the Earle M. Jorgensen Company Employee Stock Ownership and Capital Accumulation Plan were transferred to the Earle M. Jorgensen Company Employee Stock Ownership Plan;

         WHEREAS, the Earle M. Jorgensen Company Employee Stock Ownership and Capital Accumulation Plan was then renamed the Earle M. Jorgensen Company Employee Capital Accumulation Plan (the "Plan");

         WHEREAS, the Plan and Trust Agreement (the "Trust") were most recently restated effective January 1, 1993 and subsequently amended;

         WHEREAS, Subsection 19.1 provides that the Company reserves the right to amend the Plan and Trust, subject to a written acceptance by the Trustee.

         NOW THEREFORE BE IT RESOLVED, that, effective as of the dates set forth below, the Plan is amended as follows:

                                    ARTICLE 3
                            PARTICIPANT CONTRIBUTIONS

         1. Effective as of April 1, 2000, Section 3.4 is amended in its entirety to read as follows:

            "3.4 Contribution Percentage Limits

            As of the Effective Date, the maximum Contribution percentage for all participants other than Highly Compensated Employees is 12%. The Administrator may establish (and subsequently change) the maximum Employee 401(k) Contribution percentage, prospectively or retrospectively (for the current Plan Year), for all Participants. In addition, the Administrator, in its discretion, may establish any lower percentage limits for Highly Compensated Employees or limit the period for which Highly Compensated Employees may elect deferrals. Such limitation may be done in any manner necessary or appropriate to assure the `Average Deferral Percentage' limitation will be satisfied. Irrespective of the limits that may be established by the Administrator in accordance with this paragraph, in no event shall the contributions made by or on behalf of a

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            Participant for a Plan Year exceed the maximum allowable under
            Code Section 415."

                                   ARTICLE 19
                        AMENDMENT, MERGER AND TERMINATION

         2. Effective as of the date hereof, Section 19.1(a) is deleted in its entirety and subsections (b), (c), and (d) of Section 19.1 are renumbered as subsections (a), (b), and (c) of Section 19.1.

         IN WITNESS WHEREOF, the Company has caused these presents to be executed by its duly authorized representative, this 16th day of January, 2001.

                                          EARLE M. JORGENSEN COMPANY

                                          By: _____________________________

                                          Title: __________________________


TRUSTEE ACCEPTANCE:

Date:  January 16, 2001                   T. ROWE PRICE TRUST COMPANY

                                          By: _____________________________

                                          Title: __________________________